Exhibit 20.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

TARGET NATIONAL BANK (FORMERLY RETAILERS NATIONAL BANK)

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 2002-1 Supplement (as amended and Supplemented, the “Series Supplement”), each among Target National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

	Monthly Period:	December 2004
	Distribution Date:	January 25, 2005
	No. of Days in Period:	35

A.	ORIGINAL DEAL PARAMETERS

(a)	Class A Initial Invested Amount	$750,000,000.00	75.00%
(b)	Class B Initial Invested Amount	250,000,000.00	25.00%
(c)	Total Initial Invested Amount	$1,000,000,000.00

(d)	Class A Certificate Rate	2.67%
(e)	Class B Certificate Rate	0.00%

(f)	Servicing Fee Rate	2.00%
(g)	Discount Percentage	0.00%

I.	RECEIVABLES IN THE TRUST

(a)	Beginning of the Period Principal Receivables	$4,895,276,848.72
(b)	Beginning of the Period Finance Charge Receivables	124,692,441.52
(c)	Beginning of the Period Discounted Receivables	-
(d)	Beginning of the Period Total Receivables (a + b + c)	$5,019,969,290.24

(e)	Removed Principal Receivables	$-
(f)	Removed Finance Charge Receivables	-
(g)	Removed Total Receivables (e + f)	$-

(h)	Supplemental Principal Receivables	$-
(i)	Supplemental Finance Charge Receivables	-
(j)	Supplemental Total Receivables (h + i)	$-

(k)	End of Period Principal Receivables	$5,406,014,173.05
(l)	End of Period Finance Charge Receivables	121,901,956.16
(m)	End of Period Discounted Receivables	-
(n)	End of Period Total Receivables (k + l + m)	$5,527,916,129.21

Exhibit 20.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

TARGET NATIONAL BANK (FORMERLY RETAILERS NATIONAL BANK)

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

II.	INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

(a)	Class A Initial Invested Amount	$750,000,000.00	75.00%
(b)	Class B Initial Invested Amount	250,000,000.00	25.00%
(c)	Total Initial Invested Amount (a + b)	$1,000,000,000.00

(d)	Class A Invested Amount (a - (X.a))	$750,000,000.00	75.00%
(e)	Class B Invested Amount (b - (X.e))	250,000,000.00	25.00%
(f)	Total Invested Amount (d + e)	$1,000,000,000.00

(g)	Class A Adjusted Invested Amount (a - (X.a)-(III.f))	$750,000,000.00	75.00%
(h)	Class B Invested Amount (b - (X.e))	250,000,000.00	25.00%
(i)	Total Adjusted Invested Amount (g + h)	$1,000,000,000.00

(j)	Floating Allocation Percentage	20.43%
(k)	Class A Floating Allocation Percentage	15.32%
(l)	Class B Floating Allocation Percentage	5.11%

(m)	Principal Allocation Percentage	20.43%
(n)	Class A Principal Allocation Percentage	15.32%
(o)	Class B Principal Allocation Percentage	5.11%

(p)	Servicing Fee	$1,666,666.67
(q)	Investor Defaulted Amount (j * (IV.(m)))	$6,857,605.15

III.	TRANSFEROR’S INTEREST, RETAINED INTEREST, SPECIAL FUNDING ACCOUNT, PRINCIPAL FUNDING ACCOUNT, AND INTEREST FUNDING ACCOUNT

(a)	Transferor’s Amount (end of month)	$4,297,893,889.59
(b)	Required Retained Transferor Amount (end of month)	$108,120,283.46
(c)	Required Principal Balance (end of month)	$1,108,120,283.46
(e)	Funds on deposit in Special Funding Account (end of month)	$-
(f)	Principal on deposit in Principal Funding Account (beginning of month)	$-
(g)	Principal on deposit in Principal Funding Account (end of month)	$-
(h)	Funds on deposit in Interest Funding Account (end of month)	$-

Exhibit 20.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

TARGET NATIONAL BANK (FORMERLY RETAILERS NATIONAL BANK)

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

IV.	PERFORMANCE SUMMARY

	COLLECTIONS:
(a)	Collections of Principal Receivables	$900,448,795.96
(b)	Collections of Finance Charge Receivables (from cardholder payments)	100,454,187.62
(c)	Collections of Finance Charge Receivables (from merchant fees, deferred billing fees, collection account interest, interchange fees)	18,824,517.99
(d)	Collections of Discount Option Receivables	0.00
(e)	Total Finance Charge Collections (b + c + d)	$119,278,705.61
(f)	Total Collections (a + e)	$1,019,727,501.57

	DELINQUENCIES AND LOSSES:
(g)	2 missed payments	$80,786,257
(h)	3 missed payments	56,253,651
(i)	4 or more missed payments	129,479,419

(j)	Total delinquencies (g + h + i)	$266,519,327

(k)	Gross Charge-Offs during the month	$37,653,402.13
(l)	Recoveries during the month	$4,083,526.39
(m)	Net Charge-Offs during the month (k - l)	$33,569,875.74

V.	NON-U.S. ACCOUNTS

(a)	Non-US Accounts at end of month	79,824
(b)	as a percentage of total (a / c)	0.28%

(c)	Total number of Accounts in Trust (at end of month)	28,410,418

Exhibit 20.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

TARGET NATIONAL BANK (FORMERLY RETAILERS NATIONAL BANK)

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

VI.	AVAILABLE SERIES 2002-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS

(a)	Floating Allocation Percentage of Collections of Finance Charge Receivables	$24,366,079.65
(b)	Investment earnings on Principal Funding Account	-
(c)	Investment earnings in Reserve Account deposited in the Collection Account	-
(d)	Investment earnings on Interest Funding Account	$-
(e)	Closing Date deposit into the Collection Account	$-
(f)	Available Series 2002-1 Finance Charge Collections (a + b + c + d + e)	$24,366,079.65

(i)	Class A Interest	1,615,390.63

(ii)	Servicing Fee	1,666,666.67

(iii)	Class A Investor Defaulted Amount ((IV.m * (II.k))	5,143,203.86

(iv)	Class B Investor Defaulted Amount ((IV.m * (II.l))	1,714,401.29

(v)	Adjustment Payment Shortfalls	-

(vi)	Reimbursement of Class A Investor Charge-Offs	-

(vii)	Reimbursement of Class B Investor Charge-Offs and Reallocated Class B Principal Collections	-

(viii)	Class B Interest	-

(ix)	Reserve Account	-

(x)	Excess Finance Charge Collections (f-i-ii-iii-iv-v-vi-vii-viii-ix)	$14,226,417.20

Exhibit 20.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

TARGET NATIONAL BANK (FORMERLY RETAILERS NATIONAL BANK)

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

VII.	YIELD and BASE RATE

Base Rate

(a)	Base Rate (current month)	4.01%
(b)	Base Rate (prior month)	3.56%
(c)	Base Rate (2 months ago)	3.56%

(d)	3 Month Average Base Rate	3.71%

Portfolio Yield

(e)	Portfolio Yield (current month)	16.83%
(f)	Portfolio Yield (prior month)	15.72%
(g)	Portfolio Yield (2 months ago)	17.68%

(h)	3 Month Average Portfolio Yield	16.74%

VIII.	PORTFOLIO PERFORMANCE RATES

(a)	Net Charge-Offs (annualized % of Principal Receivables at beginning of period)	8.23%
(b)	Monthly Payment Rate (% of Total Receivables at beginning of period (adjusted for number of days in period))	17.09%
(c)	Trust Portfolio Yield (annualized)	25.06%
(d)	Portfolio Yield (3 month average (annualized))	16.74%
(e)	Base Rate (3 month average)	3.71%
(f)	Excess Finance Charge Collections % (d - e)	13.04%

Exhibit 20.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

TARGET NATIONAL BANK (FORMERLY RETAILERS NATIONAL BANK)

TARGET CREDIT CARD MASTER TRUST

SERIES 2002-1

IX.	PRINCIPAL COLLECTIONS

(a)	Class A Principal Allocation Percentage	15.32%
(b)	Class A Principal	$-
(c)	Class B Principal Allocation Percentage	5.11%
(d)	Class B Principal	$-
(e)	Total Principal (b + d)	$-

(f)	Reallocated Principal Collections	$-
(g)	Shared Principal Collections allocable from other Series and Participation	$-

X.	INVESTOR CHARGE-OFFS

CLASS A INVESTOR CHARGE-OFFS
(a)	Class A Investor Charge-Offs	$-
(b)	Class A Investor Charge-Offs per $1,000 original certificate principal amount	$-
(c)	Total amount reimbursed in respect of Class A Investor Charge-Offs	$-
(d)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date.	$-

CLASS B INVESTOR CHARGE-OFFS
(e)	Class B Investor Charge-Offs	$-
(f)	Class B Investor Charge-Offs per $1,000 original certificate principal amount	$-
(g)	Total amount reimbursed in respect of Class B Investor Charge-Offs	$-
(h)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date.	$-

XI.	AMORTIZATION

(a)	Class A Accumulation Period Length (months)	12
(b)	Controlled Accumulation Amount	$62,500,000.00
(c)	Deficit Controlled Accumulation Amount	$-
(d)	Total Principal on deposit in Principal Funding Account for the benefit of Class A Certificateholders (end of month)	$-

TARGET NATIONAL BANK,
as servicer

By: /s/ Thomas A. Swanson
Name: Thomas A. Swanson
Title: Vice President & Cashier